EXHIBIT 99.1


FOR IMMEDIATE RELEASE

EARTH SCIENCES ANNOUNCES SECOND QUARTER RESULTS

LITTLETON, CO - August 6, 2003 - Earth Sciences, Inc. (OTCBB: ESCI) today announced financial results for the second quarter and six-month period ended June 30, 2003. See attached tables.

For the second quarter, total revenues increased 30% to $1.6 million from $1.3 million in the same quarter last year. Operating income nearly doubled to $107,000 from $56,000, while net income grew to $96,000 from $15,000 in last year's quarter, representing the Company's sixth consecutive quarter of profitability.

For the first six months of 2003, revenues rose 18% to $2.9 million from $2.5 million in the comparable period of 2002. Primarily due to increases in staff and office space, operating income was $158,000 in the six-month period of 2003, compared to $181,000 in the same period last year. However, as a result of reduced interest expense and greater other income, net income increased to $135,000 from $94,000 in the first six months of 2002.

Earth Sciences' main subsidiary, ADA-ES, generated all significant revenues and profits for the Company during the second quarter and six-month period. See attached summary of consolidated statements of operations.

Mark McKinnies, President of Earth Sciences, commented, "Strong growth in mercury emission control and combustion aids, and steady flue gas conditioning/other revenues enabled us to achieve a 30% revenue increase in the second quarter. Mercury emission control revenues nearly doubled compared to the first quarter and represented the largest portion of our business, due in part to our late March acquisition of EMC, a state-of-the-art mercury emission measurement provider."

Dr. Michael Durham, President of ADA-ES, stated, "We remain focused on achieving continued rapid growth in our mercury control business. In this regard, we expect government contracts, which generate the majority of revenues in this portion of the business, to produce approximately $3.1 million in total revenues in 2003, an 18% increase over 2002."

Dr. Durham added, "During the quarter, we were pleased to report Arch Coal's imminent $1.3 million investment in ADA-ES and are enthusiastic about expanding our mutually successful relationship once our spin-off is complete. In addition, the technology/marketing agreement we announced last week with Dominion Ash should enhance our ability to capitalize on the substantial potential market related to pending mercury emission regulations. We are encouraged by the economic and environmental benefits from Dominion's technology, and will be working with various utilities to further test the process."

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Earth Sciences, Inc. / ADA-ES, Inc. News Release
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August 6, 2003


Mr. McKinnies concluded, "We expect the spin-off of ADA-ES as a separate company to be completed in September, although there can be no assurances. We look forward to reporting continued corporate developments."

Conference Call
Earth Sciences' President Mark McKinnies and ADA-ES President Michael Durham will conduct a conference call on Wednesday, August 6, 2003 at 4:00 p.m. ET to discuss the results. Interested parties may participate in the call by dialing 973-582-2866 - please call in 10 minutes before the call is scheduled to begin, and ask for the ESCI call. The conference call will also be broadcast live over the Internet via the Investor Information section of ADA-ES' website at www.adaes.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's web site. A recorded phone replay of the call will also be available from 6:00 p.m. ET on Wednesday, August 6, 2003 until 5:00 p.m. ET on Friday, August 15, 2003. Interested parties may dial 973-341-3080 and enter the code 4072639 for the phone replay.

About Earth Sciences
Headquartered in Littleton, Colorado, Earth Sciences is a specialty chemicals and chemical processing company with some diversified minerals interests. Its subsidiary, ADA-ES, Inc., develops and implements proprietary environmental technology and provides specialty chemicals that mitigate the environmental impact from electric power and industrial companies while reducing operating costs. The Company has chemical processing capabilities at its currently idle plant in Calgary for which it is seeking partners.

This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The United States Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements in this document that are based on information the Company believes reasonable, but such projections and statements involve significant uncertainties. Actual events or results - including predicted revenues and achievement of positive cash flow - could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing market demand for ADA-ES chemicals and systems and changes in technology, laws or regulations, demand for the company's securities, and other factors discussed in the company's 2002 Form 10-KSB and recent 10-QSBs.

Contact:
ADA-ES, Inc.				-or-	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA,		The Equity Group Inc.
President                                 www.theequitygroup.com
Mark H. McKinnies, CFO		            Loren G. Mortman,
(303) 734-1727		                  (212) 836-9604
www.adaes.com 				      LMortman@equityny.com
							Lauren Barbera,
                                          (212) 836-9610
							LBarbera@equityny.com

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Earth Sciences, Inc. / ADA-ES, Inc. News Release
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August 6, 2003

                       Earth Sciences, Inc. and Subsidiaries
                     Consolidated Statements of Operations
                Three and Six Months Ended June 30, 2003 and 2002

			                              UNAUDITED
                                                  2003                 2002
                        (amounts in thousands, except per share amounts)
	                                     3 Mos.   6 Mos.    3 Mos.   6 Mos.
REVENUES:
     Flue gas conditioning and other	 $  488    1,099       479    1,217
     Mercury emission control               1,022    1,534       691    1,162
     Combustion aids                          101      256        72       76
                                            -----    -----     -----    -----
        Total revenues                      1,611    2,889     1,242    2,455

COST AND EXPENSES:
    Operating                                 819    1,431       594    1,180
    General and administrative                587    1,137       510      961
    Research & development                     66      107        53       75
    Depreciation and amortization              32       56        29       58
                                            -----    -----     -----    -----
             Total expenses                 1,504    2,731     1,186    2,274
                                            -----    -----     -----    -----
OPERATING INCOME                              107      158        56      181
OTHER INCOME (EXPENSE):
    Interest expense                          (31)     (62)      (42)     (92)
    Other, net                                 20       39         1        5
                                            -----    -----     -----    -----
     Total other income (expense)             (11)     (23)      (41)     (87)
                                            -----    -----     -----    -----
NET INCOME                                 $   96      135        15       94
                                           ======   ======    ======   ======
NET INCOME PER COMMON Share (Basic
 and Diluted):                              $ .00      .00       .00      .00
                                             ====     ====      ====     ====
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING (000's):                      33,426   33,395    32,864   32,805
                                           ======   ======    ======   ======

See notes accompanying Earth Sciences' consolidated financial statements in its Form 10-QSB for June 30, 2003.



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Earth Sciences, Inc. / ADA-ES, Inc. News Release
	   Page 4
August 6, 2003

                       ADA-ES, Inc. and Subsidiary
                Summary Consolidated Statements of Operations
                 Three Months Ended June 30, 2003 and 2002
                               (unaudited)
                         (amounts in thousands)
                                                 2003               2002
                                                ------             ------
	                                     3 Mos.   6 Mos.    3 Mos.   6 Mos.
                                           ------   ------    ------   ------
Total revenues                            $ 1,605    2,872     1,236    2,434

Operating income                              126      182        88      228

Net income                                 $  108      166        78      206


See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for June 30, 2003.

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Earth Sciences, Inc. / ADA-ES, Inc. News Release
	   Page 5
August 6, 2003

                        Earth Sciences, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                                    (unaudited)
                              (amounts in thousands)
                                                           6/30/03   12/31/02
                                                          --------   --------
                            ASSETS

CURRENT ASSETS:
  Cash, and cash equivalents                              $    65   $   323
  Trade receivables, net of allowance for doubtful
   accounts of $5 	                                    1,165     1,116
  Prepaid expenses, inventory and other        	              258       206
                                                             ----      ----
      Total current assets	                              1,488     1,645

PROPERTY, PLANT AND EQUIPMENT, at cost	                  1,602     1,364
    Less accumulated depreciation and amortization           (804)     (755)
                                                           ------    ------
          Net property and equipment        	              798       609

GOODWILL, net of $1,556 in amortization                     2,024     2,024
INTANGIBLE ASSETS, net of $12 in amortization                  92        88
OTHER ASSETS                                                  412       413
                                                           ------    ------
TOTAL ASSETS       	                                  $ 4,814  $  4,779
	                         	                       ======    ======

           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable - Related party and other                 $   391  $    291
  Accounts payable                                            370       482
  Accrued expenses                                            181       208
  Deferred revenues                                           280       383
  Other current liabilities                                    11         4
                                                            -----     -----
	Total current liabilities                             1,233     1,368

LONG-TERM LIABILITIES:
  Notes to related parties                                  1,050     1,050
  Other liabilities	                                      951       934
                                                            -----     -----
	                                                      2,001     1,984
STOCKHOLDERS' EQUITY:
  Common stock $.01 par value                                 334       334
  Additional paid-in capital                               28,764    28,746
  Foreign currency translation adjustment 	           (1,837)   (1,837)
  Accumulated deficit	                                  (25,681)  (25,816)
                                                           ------    ------
	Total stockholders' equity                            1,580     1,427
                                                           ------    ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	          $ 4,814  $  4,779
                                                           ======    ======

See notes accompanying Earth Sciences' consolidated financial statements in its Form 10-QSB for June 30, 2003.

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